Exhibit 10.10

Loan Agreement

This Loan Agreement (this “Agreement”) is entered into by the following parties (the “Parties”) on February 1, 2008 in the People’s Republic of China (“PRC”):

Lender: Beijing Ambow Online Software Co., Ltd.

Address: 18th Floor, Building A, Chengjian Plaza, No. 18, BeiTaiPingZhuang Road,

Haidian District, Beijing 100088, People’s Republic of China

Contact: Jin Huang

Borrower: Jianguo Xue

WHEREAS:

(1) Beijing Shida Ambow Education Technology Co., Ltd (registration number: 1101081736627, the “Domestic Company”) is a domestic enterprise lawfully established under the PRC law, with the registered capital of RMB3 million, of which RMB30,000 contributed by Jianguo Xue, representing 10% equity interest of the Domestic Company;

(2) Lender is a wholly foreign owned enterprise established in China (“Lender”);

Through friendly consultations and in the spirit of equality and mutual benefits, the Parties agree as follows:

1. Loan

1.1 Lender agrees to provide a loan to Jianguo Xue, and the principal of such loan amounts to RMB 300,000.

1.2 Borrower agrees to accept the aforementioned loan provided by Lender and assume the underlying obligations and responsibilities.

1.3 The Parties agree that the loan under this Agreement shall bear no interest.

2. Pledge Security

Borrower hereby undertakes that the loan hereunder shall be only used for purposes of making equity investment in the Domestic Company. Without Lender’s prior written consent, Borrower shall not use its equity interest in the Domestic Company to pledge, assume obligations, create any third party interests, or transfer such equity interest to any third party.

3. Repayment

3.1 Borrower and Lender hereby mutually agree and acknowledge that, to the extent permitted by the PRC laws, Lender shall determine at its sole discretion the timing and method of the repayment of the loan hereunder and notify Borrower in writing of such arrangements seven (7) days in advance. Borrower and Lender further agree that Borrower shall not early repay the loan to Lender unless Lender notifies Borrower in writing that the loan hereunder has expired or as otherwise provided herein.

3.2 The Parties agree that, subject to the PRC laws and necessary approvals of the PRC government (if applicable), if Borrower transfers all or part of its equity interest in the Domestic Company to Lender or a third party designated by Lender in accordance with the provisions of the Call Option Agreement entered into by Borrower and Lender on the even date herewith (including any amendments thereafter), the loan that the Borrower shall repay to Lender under this Agreement and is equivalent in amount to the price of the transferred equity interest (“Price of Transferred Shares”, as defined below) shall be deemed repaid. For the purposes of this Section, the Price of Transferred Shares shall be calculated as follows: Price of Transferred Shares = Total Amount of Loan x (Number of Transferred Shares/Total Number of Shares).

3.3 If the offset of the Price of Transferred Shares provided in Section 3.2 above is not allowed under applicable PRC laws, Borrower shall use all the proceeds from the sale of all the equity interest in the Domestic Company to repay the loan. After Lender has received all the proceeds (applicable taxes and fees deducted), Borrower’s loan hereunder shall be deemed fully repaid.

3.4 Borrower and Lender hereby mutually agree and acknowledge that, under any of the following circumstances, Borrower shall repay the loan immediately:

(1) Borrower is dead, or has no legal capacity or restricted legal capacity;

(2) Borrower resigns or is dismissed from Lender or an affiliate of Lender;

(3) Borrower commits a crime or is involved in a crime;

(4) Any other third party claims against Borrower for payment of any debt exceeding RMB100,000.

4. Representations and Warranties

4.1 Borrower makes the following representations and warranties to Lender and acknowledges that Lender executes and performs this Agreement in reliance on such representations and warranties:

(1) The Domestic Company is a limited liability company duly incorporated and existing under the PRC laws. Its registered capital has been fully paid in. It has obtained the capital verification report issued by a qualified accounting firm to indicate that the capital has been fully paid in;

(2) The Domestic Company has completed procedures for all government approvals, authorizations, licenses, registrations and filings necessary to operate the businesses specified in its business license and to own its assets;

(3) Borrowers lawfully hold 100% equity interest in the Domestic Company, of which Jianguo Xue holds 10% and Xuejun Xie holds 90%;

(4) Borrower has the right to execute and perform this Agreement; Borrower’s execution and performance of this Agreement are in compliance with the articles of association and other constitution documents of the Company; Borrower has obtained all necessary and appropriate approvals and authorizations to execute and perform this Agreement.

(5) Borrower’s execution and performance of this Agreement shall not violate any laws, regulations, or government approvals, authorizations, notices or other government documents which he is subject to or may be affected, nor shall such execution and performance violate any agreements entered into by Borrower with any third party or any undertakings made to any third party;

(6) Upon execution, this Agreement shall constitute lawful, valid obligations that may be enforced against Borrower according to law.

(7) Except as provided in the Pledge Agreement and the Exclusive Call Option Agreement, Borrower does not place any mortgage, pledge or any other security on the equity interest it holds in the Domestic Company, does not make any offer to transfer such equity interest to any third party, does not make any warranties as to any offer of any third party to acquire such equity interest, and does not enter into any agreement with any third party in connection with the transfer of the equity interest that Borrower holds in the Domestic Company;

(8) There is no actual or potential dispute, lawsuit, arbitration, administrative proceedings or any other legal proceedings relating to the equity interest that Borrower holds in the Domestic Company.

4.2 Lender makes the following representations and warranties to Borrower:

(1) It will execute and perform this Agreement within its corporate power and business scope; it has taken necessary corporate actions and obtained appropriate authorizations, consents and approvals from third parties and government departments, and it will not violate any legal and contractual restrictions which it is subject to or may be affected;

(2) Upon execution, this Agreement shall constitute lawful, valid and binding obligations that may be enforced against Lender in accordance with the terms hereof.

5. Borrower’s Undertakings

Borrower undertakes that, during the term of this Agreement, he shall:

(1) not sell, transfer, pledge or otherwise dispose of, or allow any other security interest to be created on the equity interest or other interests he holds in the Domestic Company other than the equity pledge and other rights created for the benefit of Lender;

(2) not vote to agree at any shareholders’ meeting of the Domestic Company or support or sign any shareholders’ resolution that approves the sale, transfer, pledge or other disposal of the legal and beneficial interests in the equity interest of the Domestic Company, or allow any other security interest to be created on such interests without Lender’s prior written consent, other than to Lender or a person designated by Lender;

(3) not vote to agree at any shareholders’ meeting of the Domestic Company or support or sign any shareholders’ resolution that approves the Domestic Company’s merger or affiliation with any company or the acquisition of or investment in any company without Lender’s prior written consent;

(4) notify Lender immediately of any action, arbitration or administrative proceedings in relation to the equity interest in Domestic Company that have occurred or may occur;

(5) execute all necessary or proper documents, take all necessary or proper actions, and bring in all necessary or proper indictments or make necessary or proper defenses against all claims in order to maintain his ownership of the equity interest in the Domestic Company;

(6) not commit any act or omission that may significantly affect the Domestic Company’s assets, business and liabilities without Lender’s prior written consent;

(7) appoint any person nominated by Lender as the Board member of the Domestic Company at the request of Lender;

(8) immediately and unconditionally transfer all of his equity interest in the Domestic Company to Lender and/or a person designated by Lender to the extent permitted by the PRC laws in the event that Lender exercises the Call Option set forth herein;

(9) not request the Domestic Company to distribute dividends or profits to him without Lender’s consent;

(10) repay Lender all equity transfer proceeds as the principal of the Loan and the interest or the cost of occupied funds permitted under the laws as soon as he transfers the equity interest in Domestic Company to Lender or a person designated by Lender; and

(11) strictly comply with various provisions hereof, duly perform all his obligations hereunder, and not commit any act or omission that is sufficient to affect the validity and enforceability of this Agreement.

5.2 Borrower undertakes that, during the term of this Agreement, as a shareholder of the Domestic Company, he shall cause the Domestic Company:

(1) not to supplement, alter or modify its constitution documents in any way, or increase or decrease its registered capital, or change its capital structure in any way without Lender’s prior written consent;

(2) to maintain its existence in accordance with good financial and business standards and practice, and operate its business and handle its affairs diligently and efficiently;

(3) not to sell, transfer, pledge or otherwise dispose of its lawful or beneficial interest in any assets, business or income at any time from the date hereof, or allow any other secure interest to be created on such interest without Lender’s prior written consent;

(4) not to incur, assume, guarantee or allow the existence of any obligations without Lender’s prior written consent, other than (i) any obligations arising during the normal or routine course of business rather than by means of loans and (ii) any obligations that have been disclosed to and approved by Lender;

(5) to operate all its business during the ordinary course of business all the time to maintain its asset value;

(6) not to enter into any material contract (for the purposes of this paragraph, if a contract’s value is more than RMB1 million, it shall be deemed as a material contract) without Lender’s prior written consent except made in the ordinary course of business;

(7) provide Lender with all information about the operations and financial conditions of the Domestic Company at the request of Lender;

(8) not to merge or affiliate with any company or acquire or invest in any company without Lender’s prior written consent;

(9) not to distribute dividends to shareholders without Lender’s prior written consent, and immediately distribute all of its distributable profits to its shareholders at the request of Lender;

(10) notify Lender immediately of any action, arbitration or administrative proceedings in relation to its assets, business and revenue that have occurred or may occur;

(11) to execute all necessary or proper documents, take all necessary or proper actions, and bring in all necessary or proper indictments or make necessary or proper defenses against all claims in order to maintain its ownership of all of its assets; and

(12) to strictly comply with the service agreement and other agreements entered into with any affiliate of Lender, duly perform all its obligations under the service agreement and other agreements, and not to commit any act or omission that is sufficient to affect the validity and enforceability of the service agreement and other agreements.

6. Breach

Where Borrower fails to repay Lender the loan in accordance with this Agreement, Borrower shall pay Lender overdue interest at the daily rate of 0.01% for any loan which is due and payable.

7. Effectiveness and Termination

This Agreement shall come into effect from the date of execution by the Parties and terminate after Borrower fully repays the loan under this Agreement.

8. Confidentiality

8.1 Either Party agrees to use its best endeavors to take all reasonable measures to keep confidential of all confidential materials and information that is known to or accessed by it by means of disclosure by the other Party. Without the disclosing Party’s prior written consent, the receiving Party shall not disclose, give or transfer any such confidential information to any third party. Upon termination of this Agreement, the receiving Party shall return to the disclosing Party or destroy any documents, materials or software that may contain the confidential information at the disclosing Party’s request, and delete any confidential information from any relevant memory devices, and shall not continue to use such confidential information.

8.2 The Parties agree that this Section shall survive regardless of whether this Agreement is altered, terminated or expired.

9. Notices

9.1 Any notices or other communications given by either Party as required hereunder shall be written in Chinese, and sent to the other Party’s address by personal delivery, or generally accepted courier service or facsimile.

9.2 If the notices are sent by personal delivery, they shall be deemed as effectively delivered on the date of delivery; if they are sent by facsimile, they shall be deemed as effectively delivered on the day following the date of facsimile transmission; if they are sent by courier, they shall be deemed effectively given on the day shown on the return receipt.

10. Governing Law and Dispute Resolution

10.1 This Agreement shall be governed by and construed in accordance with the PRC laws.

10.2 If any dispute arises between the Parties in connection with the interpretation and performance of any terms of this Agreement, the Parties shall negotiate in good faith to resolve such dispute. If no agreement can be made, either Party may submit such dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective arbitration rules. The arbitration shall be conducted in Chinese in Beijing. The award of the arbitration shall be final and binding upon the disputing Parties.

10.3 Except the matters of dispute, the Parties shall continue to perform their respective obligations hereunder in good faith.

11. Miscellaneous

11.1 Any amendment and supplement to this Agreement shall be made by written agreement duly signed by the Parties. Any signed amendment and supplement constitutes a part of this Agreement and shall have the same force and effect as this Agreement.

11.2 Borrower shall not assign its rights and obligations hereunder to any third party without Lender’s prior written consent.

11.3 Should any provisions hereof be found to be illegal or unenforceable under applicable laws, such provisions shall be deemed deleted from this Agreement and invalid. However, this Agreement shall remain effective and shall be deemed not having such provisions from the beginning. The Parties shall discuss with each other to replace the deleted provisions with lawful and valid provisions that are acceptable to Lender.

IN WITNESS WHEREOF, the authorized representatives of the Parties have executed this Agreement on the date first above written.

LENDER
Beijing Ambow Online Software Co., Ltd.

Authorized Representative:	/s/ Jin Huang
Jin Huang

BORROWER
Signature:	/s/ Jianguo Xue
Jianguo Xue